Exhibit 99.1

HMS Holdings Corp.	HMS • Holdings • Corp.
401 Park Avenue South
New York, New York 10016	Nasdaq HMSY
(212) 685-4545
(212) 857-5004 (fax)
PRESS RELEASE

Release:	September 2, 2005

Contact:	Laura Jo Snyder-Cruz, Investor Relations
(212) 857-5423
(212) 857-5973 (fax)
E-Mail: ir@hmsy.com
http://www.hmsholdings.com
HMS Holdings Corp. Announces Sale of Accordis
     New York, NY, September 2, 2005 — HMS Holdings Corp. (Nasdaq: HMSY) announced today that it had completed the sale of its wholly-owned subsidiary Accordis Inc. to Accordis Holding Corp., a New York-based private company, for $8 million consisting of cash and an interest-bearing five-year promissory note. The Company also entered into a three-year agreement to provide data processing and other transition services to Accordis that is expected to yield an additional $8.5 million. The transaction is effective August 31, 2005 and is subject to certain post-closing purchase price adjustments.
     The sale of Accordis completes the disposition of the Company’s business of providing medical claiming services to healthcare providers. Accordis had previously been presented as a discontinued operation in the Company’s financial statements.
     Accordis Holding Corp. is a non-affiliated entity created by Hamilton F. Potter III for the purposes of acquiring the Accordis business. Mr. Potter has an extensive background in accounts receivable management businesses, including experience as the Chief Operating Officer of Physician Support Systems, Inc. Mr. Potter is the Chairman and President of Accordis Holding Corp.
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HMS Holdings Corp.	HMS • Holdings • Corp.
401 Park Avenue South
New York, New York 10016	Nasdaq HMSY
(212) 685-4545
(212) 857-5004 (fax)
PRESS RELEASE
     HMS Holdings Corp. provides cost containment, coordination of benefits and cost reporting services to healthcare payors and providers. We help our clients increase revenue and reduce operating and administrative costs.
     Certain statements in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance, or achievements of HMSY, or industry results, to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. The important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, but are not limited to (i) the information being of a preliminary nature and therefore subject to further adjustment; (ii) the uncertainties of litigation; (iii) HMSY’s dependence on significant customers; (iv) changing conditions in the healthcare industry which could simplify the reimbursement process and adversely affect HMSY’s business; (v) government regulatory and political pressures which could reduce the rate of growth of healthcare expenditures and/or discourage the assertion of claims for reimbursement against and delay the ultimate receipt of payment from third party payors; (vi) competitive actions by other companies, including the development by competitors of new or superior services or products or the entry into the market of new competitors; (vii) all the risks inherent in the development, introduction, and implementation of new products and services; and (viii) other risk factors described from time to time in HMSY’s filings with the SEC, including HMSY’s Form 10-K for the year ended December 31, 2004. HMSY assumes no responsibility to update the forward-looking statements contained in this release as a result of new information, future events or otherwise. When/if used in this release, the words “focus”, “believe”, “confident”, “anticipate”, “expected”, “strong”, “potential”, and similar expressions are intended to identify forward-looking statements, and the above described risks inherent therein HMS Holdings Corp. provides revenue management, cost containment and business office outsourcing services to healthcare payors and providers. We help our clients increase revenue, accelerate collections and reduce operating and administrative costs.
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